UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

HELIOS STRATEGIC INCOME FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32016	27-0081847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Brookfield Place
250 Vesey Street
New York, New York	10281-1023
(Address of principal executive offices)	(Zip Code)

(800) 497-3746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Election to be Subject to Section 3-804(a) of the Maryland General Corporation Law

On November 21, 2013, the Board of Directors (the “Board”) of Helios Strategic Income Fund, Inc., a Maryland corporation (the “Fund”), adopted resolutions for the Fund to elect to be subject to Section 3-804(a) of the Maryland General Corporation Law (the “MGCL”), which requires a two-thirds stockholder vote (rather than a majority vote) to remove a director, despite any contrary charter or bylaw provision. In accordance with Maryland law, the Fund has filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland describing its election to be subject to Section 3-804(a).

The preceding is qualified in its entirety by reference to the Articles Supplementary of the Fund, which are attached hereto as Exhibit 3.1(a) and are incorporated herein by reference.

Bylaw Amendments

On November 21, 2013, the Board approved and adopted amendments (the “Amendments”) to the Bylaws of the Fund. The Amendments were effective as of November 21, 2013.

The following is a summary of changes effected by adoption of the Amendments, which is qualified in its entirety by reference to the Amended and Restated Bylaws of the Fund, which are attached hereto as Exhibit 3.1(b) and are incorporated herein by reference.  In addition to the amendments described below, the Amendments include certain changes to (a) clarify language, (b) enhance consistency with Maryland law, (c) make various technical corrections and non-substantive changes and (d) clarify and modernize certain corporate procedures.

Special Meetings of Stockholders.  The Amendments provide procedures and informational requirements for stockholder-requested special meetings that address (a) delivery and contents of the initial notices from stockholders requesting a special meeting, (b) fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting, (c) revocation of requests for stockholder-requested special meetings and (d) verification of the validity of a stockholder request for a special meeting.

Notice of Meetings of Stockholders.  The Amendments (a) provide for “householding” of notices, as permitted by the MGCL and federal proxy rules, (b) provide for notice by electronic means, such as email, and (c) clarify the power of the Fund to cancel or postpone a stockholders meeting by public announcement (i.e., a press release or a filing with the U.S. Securities and Exchange Commission).

Organization and Conduct of Stockholders Meetings.  The Amendments establish procedural rules for stockholders meetings and vest broad powers with the chairman of the meeting, including (a) adjourning or concluding the meeting, (b) determining when and for how long the polls should be open and when the polls should be closed, (c) removing any person who refuses to comply with the meeting procedures and (d) complying with any state or local laws and regulations concerning safety and security.

Quorum; Adjournment and Postponement for Meetings of Stockholders.  The Amendments increase the quorum requirements to the presence of stockholders entitled to cast a majority of all the votes entitled to be cast (without regard to class) at a meeting.  Additionally, the Amendments provide that (a) the chairman of the meeting, not the stockholders, has the power to adjourn the meeting and (b) the stockholders present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than would be required to establish a quorum.

Previously, the provision required the presence of stockholders entitled to cast one-third of all the votes entitled to be cast at a meeting in order to constitute a quorum.

Voting.  The Amendments increase the vote requirement for the election of directors to a majority of the votes entitled to be cast.

Previously, the provision allowed for directors to be elected by a plurality of all the votes cast at a meeting.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.  The Amendments expand advance notice provisions for stockholder nominations for directors and stockholder business proposals.  The amended provisions require stockholders to notify the secretary of the Fund of Board nominations and other stockholder proposals for annual meetings not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.  Additionally, the Amendments provide that a new advance notice period is commenced based on moving the date of the meeting more than 30 days before or after the anniversary of the prior year’s meeting.

Furthermore, the Amendments require information to be disclosed by the stockholder making the proposal, any proposed nominees for director and any persons controlling, or acting in concert with, such stockholder (collectively, the “Proponents”), including, among other items, (i) detailed information about each Proponent’s ownership interests in the Fund, (ii) information regarding hedging activities of the Proponents and (iii) each Proponent’s investment strategy or objective and any related disclosure document the Proponent has provided to its investors.

Number of Directors.  The Amendments provide that the number of directors may not be less than the minimum number of directors required by the MGCL (which is currently one) nor more than 12.

Previously, the provision allowed the Board to set the number of directors, so long as such number was not less than three nor more than 20.

Special Meetings.  The Amendments update provisions governing the holding of special Board meetings and changes those entitled to call such a meeting from the chairman of the Board, the president (or, in the absence or disability of the president, any vice president), the treasurer or two or more directors, to the chairman of the Board, the chief executive officer, the president or a majority of the directors then in office.

Notice.  The Amendments update provisions governing how and when notices of Board meetings are deemed to be given.

Quorum for Meetings of Directors.  The Amendments increase the number of directors necessary for a quorum to a majority of the Board.

Previously, the provision provided that the presence of one-half or more of the number of directors (but not less than two directors) was necessary to constitute a quorum.

Vacancies on the Board of Directors.  Consistent with the Fund’s election to be subject to Section 3-804(c) of the MGCL, the Amendments provide that, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until his or her successor is elected and qualifies.  The Board’s power to fill vacancies remains subject to the limitations of the Investment Company Act of 1940 (the “1940 Act”).

Ratification.  The Amendments authorize the Board and stockholders to ratify prior actions or inactions by the Fund.  Additionally, the Amendments provide that matters questioned in litigation may be ratified and, if so ratified, will bar any claim or execution of any judgment as to such questioned matter.

Emergency Provisions.  The Amendments add provisions governing Board meetings and action during emergencies.  Specifically, the Amendments provide that during a catastrophe or other similar emergency, if a quorum of the Board may not be readily obtained, a Board meeting may be called by any feasible means at the time and the number of directors constituting a quorum will be one-third of the Board.

Number, Tenure and Qualifications.  The Amendments specify that, as permitted by an amendment to the MGCL several years ago, the Board may appoint single-member committees.

Meetings.  The Amendments conform committee meeting procedures and consent provisions with the meeting procedures and consent provisions for the full Board.

Fixing of Record Date.  The Amendments expressly provide that a meeting of stockholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date and send a new notice.

Indemnification and Advance of Expenses.  The Amendments update provisions mandating indemnification and the advance of expenses for directors and officers to the maximum extent permitted by Maryland law and the 1940 Act.  Additionally, the Amendments clarify that a director’s or officer’s right to indemnification vests immediately upon the election of the director or officer.

Inspection of Records.  The Amendments (a) remove provisions relating to stockholders’ rights to inspect the Fund’s books and records and (b) add a provision limiting a stockholder’s right to inspect the Fund’s books and records if the Board determines that the stockholder has an improper purpose for requesting such inspection.

Exclusive Forum for Certain Litigation.  The Amendments require (unless the Board agrees otherwise) that any of the following four types of litigation be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division): (a) a derivative lawsuit; (b) an action asserting breach of fiduciary duty; (c) an action pursuant to any provision of the Maryland General Corporation Law; and (d) an action asserting a claim governed by the internal affairs doctrine.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1(a) Articles Supplementary of Helios Strategic Income Fund, Inc.

3.1(b) Amended and Restated Bylaws of Helios Strategic Income Fund, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS STRATEGIC INCOME FUND, INC.

	By:	/s/ Steven M. Pires
Steven M. Pires
Treasurer

Date: November 26, 2013